Exhibit 107

Calculation of Filing Fee Table

           S-8

(Form Type)

                 XIAO-I CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share(3)(4)	Maximum Aggregate Offering Price(3)(4)	Fee Rate	Amount of Registration Fee
Equity	Ordinary Share, par value $0.00005 per share to be issued under the 2023 Share Incentive Plan	Rule 457(c) and 457(h)	2,600,000	$6.39	16,614,000	0.00014760	$2,452.2264
Total Offering Amounts:					$16,614,000		$2,452.2264
Total Fee Offsets:							—
Net Fee Due:							$2,452.2264

(1)	The securities to be registered hereby may be represented by American Depositary Shares, or ADSs, of Xiao-I Corporation (the “Registrant”). Each ADS represents one-third of an ordinary share, par value of US$0.00005 per share, of the Registrant (“Ordinary Share”). The Registrant’s ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333- 268889) filed with the Securities Exchange Commission (the “SEC”) on February 1, 2023.

(2)	This registration statement on Form S-8 (this “Registration Statement”) registers Ordinary Shares issuable pursuant to the Registrant’s 2023 Share Incentive Plan (the “Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued under the Plan to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Plan.

(3)	The proposed maximum offering price per share, which is estimated solely for purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high ($2.157) and low ($2.1) sale prices of the Registrant’s ADSs, as quoted on the Nasdaq Global Market on November 22, 2023 multiplied by 3, the then ADS-to-Ordinary Share ratio.

(4)	Any Ordinary Shares covered by an award granted under the Plan (or portion of an award) that expires, for any reason, is cancelled or terminated without having been exercised or settled or that is forfeited or repurchased and held as treasury shares shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Ordinary Shares which may be issued under the Plan.